Exhibit 99.3
303 Bryant Street
Mountain View, California

i

Sublease
     THIS SUBLEASE (this “Sublease”) is made and entered into as of the 30th day of March, 2004, by and between PayPal, Inc., a Delaware corporation, hereinafter called “Sublandlord”), and Nuasis Corporation, a Delaware corporation, hereinafter called “Subtenant”);
R E C I T A L S:
     A. By that certain Lease dated August 15, 2001, a copy of which is attached hereto as Exhibit A and by this reference made a part hereof (hereinafter called the “Prime Lease”), Bryant Street Associates, LLC, a California limited liability company (hereinafter, together with its successors and assigns, called “Landlord”), leased to Sublandlord approximately 50,210 square feet on the first (1st) floor, second (2nd) floor, third (3rd) floor and below-grade parking lot (2 levels) in the building known as 303 Bryant Street in the City of Mountain View, California (hereinafter called the “Building”), for a term commencing on January 1, 2002 and ending one hundred twenty-six (126) months thereafter; and
     B. Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, that portion of the premises subject to the Prime Lease (hereinafter called the “Premises”) containing approximately 25,879 rentable square feet located on the 1st and 2nd floors of the Building and depicted on Exhibit B attached hereto and made a part hereof, all upon the terms and subject to the conditions and provisions hereinafter set forth;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:
     1. Demise; Use. Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord the Premises for the term and rental and upon the other terms and conditions hereinafter set forth, to be used and occupied by Subtenant solely for the purpose of general office space, research and development and other related legal uses and for no other purpose.
     2. Term. The term of this Sublease shall commence (the “Commencement Date”) on the first to occur of the following:

     (a) The later to occur of (1) April 1, 2004 and (2) fifteen (15) days after the date upon which Sublandlord delivers possession of the Premises to Subtenant in the condition required by Paragraph 6 below; and
     (b) May 15, 2004, whether or not the Tenant Work (as defined below in Section 6(b) below) shall have been completed on or before such date, subject to the provisions of Section 6(e) below.
The term of this Sublease, unless sooner terminated or extended pursuant to the provisions hereof, shall expire on the earlier of four (4) years after the Commencement Date and the prior termination of the term of the Prime Lease. Following the Commencement Date, and within five days after request of either party, Sublandlord and Subtenant shall confirm the Commencement Date and expiration date of the term of Sublease and Subtenant acceptance of the Premises. Subtenant may enter the Premises, following receipt of Landlord’s consent to this Sublease and prior to the Commencement Date, to install cabling, to move its furniture and equipment into the Premises and in other respects to prepare to occupy the same, provided that such entry shall be coordinated and scheduled with Sublandlord to ensure that Tenant’s Work is not disrupted or delayed. No rentals or charges shall be payable by reason of such entry; provided, however, that if Subtenant commences to conduct business operations in the Premises prior to the date otherwise provided in this Sublease as the Commencement Date, the Commencement Date shall be the day that such operations commence.
     3. Base Rent.
     (a) Subtenant shall pay to Sublandlord rent (hereinafter called “Base Rent”) for the Premises as follows:

		Monthly
	Monthly Base Rent	Installments (based
Time Period	Rate Per Square Foot	on 25,879 rentable
by Month	of Rentable Area	square feet)
1-4	Abated	0
5-12	$1.15	$29,760.85
13-18	$1.35	34,936.65
19-24	$1.55	40,112.45
25-36	$1.65	42,700.35
37-48	$1.95	50,464.05
Base Rent shall be due and payable in twelve equal installments. Each such installment shall be due and payable in advance on the first day of each calendar month of the term hereof; provided that Base Rent for the fifth (5th) month shall be paid by Subtenant upon execution and delivery of this Sublease. If the term of this Sublease commences on a day other than the first day of a month or ends on a day other than the last day of a month, Base Rent for such month shall be prorated; prorated Base Rent for any such partial first month of the term hereof shall be paid on the date on which the term commences.

All Base Rent, Rent Adjustment (hereinafter defined) and additional rent shall be paid without setoff or deduction whatsoever and shall be paid to Sublandlord at its office at c/o EBAY, 2145 Hamilton Ave, San Jose, CA 95125, Attention: Sue Sifford or at such other place as Sublandlord may designate by notice to Subtenant. Notwithstanding the foregoing, Base Rent and Rent Adjustment shall abate during the time and to the extent Rent is abated under the Prime Lease with respect to the Premises (other than abatement at beginning of the term).
     4. Subtenant’s Share. Subtenant shall pay Rent Adjustment (hereinafter defined) to Sublandlord on or before the respective dates on which corresponding payments of Estimated Operating Costs and Basic Operating Costs Adjustment are due and payable by Sublandlord to Landlord under the Prime Lease. “Rent Adjustment” means: sixty percent (60%) (“Subtenant’s Share”) of Tenant’s Proportionate Share of Basic Operating Costs under the Prime Lease, and for purposes of calculating Subtenant’s Share, Tenant’s Proportionate Share of Basic Operating Expenses under the Prime Lease shall mean amounts payable by Sublandlord thereunder in respect of the entirety of the third floor of the Building, the entirety of the second floor thereof, and the portion of the first floor thereof occupied by Subtenant under this Sublease. Sublandlord shall send Subtenant a copy of notices from Landlord stating amounts of monthly installments of Estimated Basic Operating Costs, any interim adjustments and any calculation of Basic Operating Cost and Basic Cost Operating Adjustment when received by Sublandlord under the Prime Lease. If Subtenant has overpaid Rent Adjustment, Subtenant shall be entitled to a cash refund, or credit, whichever Sublandlord has received from Landlord with respect to the corresponding overpayment under the Prime Lease. Rent Adjustment shall be prorated for any period of this Sublease which is shorter than the corresponding period for which Tenant’s Proportionate Share of Basic Operating Cost is payable under the Prime Lease, based on the number of days following in each period. Subtenant’s obligation to pay and rights to receive refunds of overpayments of Rent Adjustment for periods prior to the expiration or earlier termination of this Sublease shall survive expiration or termination of this Sublease.
     5. Additional Rent; Payments; Interest.
     (a) Except for those components of rent under the Prime Lease defined as “Base Rent” and Tenant’s Proportionate Share of Basic Operating Costs under the Prime Lease, Subtenant’s Share of which is provided in Section 4 above, Subtenant shall also pay to Sublandlord all other amounts payable by Sublandlord under the Prime Lease which are attributable Subtenant’s use of the Premises; provided, however, that Subtenant shall not be responsible for payment of any penalties, late charges, interest or the like payable by Sublandlord, except where such penalties, late charges, interest of the like result directly from the actions of Subtenant.
     (b) Gas and electric usage are currently metered to the Building as a whole. Sublandlord will bill Subtenant for its gas and electrical service based on estimated usage, which may be submetered or otherwise reasonably estimated by Sublandlord at rates charged by the utility company. Alternatively, Sublandlord may, at its option, require Subtenant to make arrangements to have electrical usage separately metered or submetered to Subtenant at Sublandlord’s expense.

     (c) Each amount due to pursuant to Subsection 5(a) or (b) above and each other amount payable by Subtenant hereunder, unless a date for payment of such amount is provided for elsewhere in this Sublease, shall be due and payable thirty (30) days following the date on which Landlord or Sublandlord has given notice to Subtenant of the amount thereof.
     (d) All amounts other than Base Rent payable to Sublandlord under this Sublease shall be deemed to be additional rent due under this Sublease. All past due installments of Base Rent and additional rent shall bear interest from the date due until paid at the rate per annum equal to three percent (3%) in excess of the Prime Rate (as hereinafter defined) in effect from time to time, which rate shall change from time to time as of the effective date of each change in the Prime Rate, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged. For the purposes of this Sublease, the term “Prime Rate” shall mean the rate of interest published in The Wall Street Journal in effect from time to time plus two percent (2%).
     (e) Subtenant shall pay Landlord on the due dates for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord.
     6. Condition of Premises and Construction of Improvements.
     (a) Except as expressly provided herein, no promise of Sublandlord to alter, remodel or improve the Premises and no representation respecting the condition of the Premises or the Building have been made by Sublandlord to Subtenant. Upon the expiration of the term hereof, or upon any earlier termination of the term hereof or of Subtenant’s right to possession, Subtenant shall surrender the Premises in at least as good condition as at the completion of the work which Sublandlord is obligated to cause to be performed pursuant to Section 5(b) below, ordinary wear and tear excepted.
(b)	Sublandlord shall perform the following work to improve the Premises (“Tenant Work”):
(1)	Cover mail boxes with sheet rock to make flush with existing wall and match paint and texture; move existing credenza to be stand alone item.

(2)	Recarpet the ground floor area as necessary, based on the tenant improvements described in this paragraph.

(3)	Patch and paint all areas affected by the installation of the demising walls and removal of existing walls.

(4)	Repair and replace all affected and/or damaged ceiling tiles and T Bar.

(5)	Replace or add electrical outlets, in accordance with all applicable laws, codes and regulations (“Codes”), on the ground floor of the area affected by the installation of the demising wall.

(6)	Install a fire-rated demising wall and complete alterations to entrances on the first floor of the Premises, in compliance with all Codes, to put the same into the configuration shown on shown on Exhibit B.

(7)	Provide all architectural and engineering services required to complete all improvements and demising walls.

(8)	Perform work as shown on the floor plan attached hereto as Exhibits E-l and E-2 and by this reference made a part hereof, with Subtenant to reimburse Sublandlord, within thirty (30) days of Sublandlord’s invoice, for the cost of one (1) new 3-0x9-0 KD frame with 1/4" glass. All of the work shall be performed in the room marked as “Office” in Exhibit E-2.
Except as provided below, Sublandlord shall deliver possession of the Premises to Subtenant in the condition required in this Section 6(b), together with the Personal Property (as provided in Section 18 below), on or before April 1, 2004, as extended by Force Majeure; provided, however, that Sublandlord shall, in any event, deliver the Premises to Subtenant, whether or not the Tenant Work has been completed, on May 15, 2004, subject to the provisions of Section 6(e) below. As used in this Section 6, “Force Majeure” shall have the meaning defined in Section 34 of the Prime Lease and also shall include any acts or omissions of Landlord which hinder or delay Sublandlord’s ability to deliver possession of the Premises (“Landlord Causes”). Notwithstanding the foregoing, neither Subtenant nor Sublandlord shall have any liabilities or obligations to each other under this Sublease if this Sublease terminates (due to Landlord’s failure to timely execute and deliver its consent to this Sublease) as provided in Section 21.
     (c) All such work (whether done on behalf of Sublandlord or Subtenant) shall, to the extent required by the terms of the Prime Lease, be done only upon the prior written consent of Landlord, if required under the Prime Lease, and in accordance with and subject to the terms and provisions of the Prime Lease and any additional requirements imposed by Landlord. Subtenant hereby agrees to name Landlord and Sublandlord as additional named insureds on any insurance policies Subtenant procures in connection with any work Subtenant desires to cause to be performed within the Premises.
     (d) Sublandlord shall deliver the Premises to Subtenant in good working condition, including but not limited to, the roof, HVAC, electrical, plumbing and lighting and the data and telephone line cabling. After the Commencement Date, Subtenant shall maintain and make all repairs and replacements to the Premises and Building required by Section 11 of the Prime Lease, except for areas not included in the Premises, and except as set forth in Section 19 of this Sublease. Sublandlord shall maintain and make repairs and replacements to the areas of the Building not included in the Premises which are required by Section 11 of the Prime Lease, subject to the same limitations and conditions set forth in Section 10 of the Prime Lease which are applicable to Landlord and Tenant, and Sublandlord’s costs and expenses incurred in connection therewith are referred to herein as “Maintenance Costs”. Costs and expenses for repairs and replacements to existing leasable office or retail areas on the first or third floor (whether or not leased) of the nature Subtenant is required to make under this Section 6(d) or any Basic Operating Costs or other charges properly allocable to such leasable areas, shall not be included in Maintenance Costs. Sublandlord may employ a third party contractor or contractors, and such contractors’ costs, charges and expenses shall be included in Maintenance Costs. Subtenant shall pay to Sublandlord Subtenant’s Share of the Maintenance Costs, generally at the times and in the manner provided in Section 5(c) of this Sublease for payment by Subtenant of its share of Basic Operating Costs.
     (e) In the event that Sublandlord shall deliver possession of the Premises to Subtenant pursuant to Section 6(b) above prior to completion of the Tenant Work, Landlord shall diligently and in good faith pursue the Tenant Work to completion, with work to be performed after regular business hours or otherwise at times reasonably acceptable to Subtenant to minimize the impact upon ongoing business operations of Subtenant in the Premises. In consideration of the delay in completion of such work, and as Subtenant’s sole and exclusive remedy for such delay, Subtenant shall be entitled to a credit for each day of such delay, to be taken against the Base Rent otherwise payable as provided in Section 3 of this Sublease commencing in the fifth month, twenty-five percent (25%) of the daily amount of the initial Base Rent payable under this sublease.
     7. The Prime Lease.
     (a) This Sublease and all rights of Subtenant hereunder and with respect to the Premises are subject to the terms, conditions and provisions of the Prime Lease. Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Sublandlord’s obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease; and Subtenant shall be entitled to all rights, privileges, options, reservations and remedies granted or allowed to or held by Sublandlord, except:
(i)	for the payment of “Base Rent” and “Tenant’s Proportionate Share of Base Operating Costs” (as those terms are defined in the Prime Lease);

(ii)	that Sublandlord shall not have any obligations to construct or install tenant improvements except as may be provided herein; and

(iii)	that the following provisions of the Prime Lease do not apply to this Sublease: any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or construction allowances, any provisions of the Prime Lease dealing with Sublandlord’s security deposit, any provisions of the Prime Lease dealing with the initial construction and buildout of the Building, Sections 35, 37B, 37E, Exhibit D (except as between Sublandlord and Subtenant) and Exhibit F.
(b)	Without limitation of the foregoing:
(i)	Subtenant shall not make any changes, alterations or additions in or to the Premises except as allowed in Section 12 of the Prime Lease;

(ii)	If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed. Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent;

(iii)	All rights given to Landlord and its agents and representatives by the Prime Lease to enter the premises covered by the Prime Lease shall inure to the benefit of Sublandlord and their respective agents and representatives with respect to the Premises;

(iv)	Sublandlord shall also have all other rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, Landlord under the Prime Lease;

(v)	Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease covering Subtenant and Subtenant’s use of the Premises. All policies of liability insurance shall name as additional insureds the Landlord and other parties required under the Prime Lease and Sublandlord and the following persons or entities: eBay Inc. and Cushman & Wakefield or such managing agent as Sublandlord may from time to time designate for the Building; and

(vi)	Subtenant shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be cancelled or terminated.
(c)	Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublandlord and Subtenant hereby agree as follows:

(i)	Subtenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest of Subtenant in this Sublease, by operation of law or otherwise, or permit the use of the Premises or any part thereof by any persons other than Subtenant and Subtenant’s employees, or sublet the Premises or any part thereof; provided, however, (A) Sublandlord agrees not to withhold its consent unreasonably to a sublease by Subtenant which is also reasonably acceptable to Prime Landlord and (B) Subtenant shall pay Sublandlord seventy-five percent (75%) of any consideration it receives from a sublease which exceeds, on a pro rata basis, rent payable under this Sublease after deducting reasonable sublease costs. Notwithstanding the foregoing, Sublandlord’s consent shall not be required for, and no consideration shall be due to Sublandlord in connection with, any assignment, sublease or other transfer in connection with any merger or acquisition involving initial Subtenant, any sale or acquisition of all or substantially all of the assets of initial Subtenant or to any entity which controls, is controlled by or is under common control with initial Subtenant (a “Permitted Transferee”) to the extent consent and payment of consideration is not required under the Prime Lease.

(ii)	neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of the Premises, the premises subject to the Prime Lease, or the Building or any part thereof, unless, and then only to the extent that, rental and such other payments actually abate under the Prime Lease with respect to the Premises on account of such event;

(iii)	Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Building, the premises subject to the Prime Lease or the Premises, except Subtenant shall be entitled to a proportionate share of any proceeds received by Sublandlord based on the ratio of the area of the Premises taken to the total premises leased under the Prime Lease;

(iv)	Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to extend the term of the Prime Lease or lease additional space; and

(v)	In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control.

     (d) It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord’s sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.
     (e) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements in Section and 12 hereof, and then only to the extent of the same.
     8. Default by Subtenant.
(a)	Upon the happening of any of the following:
(i)	Subtenant fails to pay any Base Rent within five (5) days after the date it is due;

(ii)	Subtenant fails to pay any other amount due from Subtenant hereunder and such failure continues for three (3) days after notice thereof from Sublandlord to Subtenant;

(iii)	Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for twelve (12) days after notice thereof from Sublandlord to Subtenant; or

(iv)	any other event described as a default under the Prime Lease (if the word Subtenant were substituted for Tenant and the term Premises for the premises subject to the Prime Lease), upon such notice as may be required under the Prime Lease with respect to such event; provided, however, that events described as defaults pursuant to Section 26.A.(3) of the Prime Lease shall not constitute defaults hereunder unless the obligations referenced therein are specifically undertaken by Subtenant in this Sublease.
Subtenant shall be deemed to be in default hereunder, and Sublandlord may exercise, without limitation of any other rights and remedies available to it hereunder or at law or in equity, and any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord thereunder (including without limitation, the remedy described in California Civil Code Section 1951.4.)

     (b) In the event Subtenant fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and attorneys’ fees incurred by Sublandlord in connection therewith, shall be additional rent hereunder.
     9. Nonwaiver. Failure of Sublandlord to declare any default or delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublandlord from Subtenant after the termination in any way of the term or of Subtenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such moneys.
     10. Cumulative Rights and Remedies. All rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.
     11. Indemnity.
     Subtenant agrees to indemnify, defend and hold harmless Sublandlord and its officers, directors, shareholders, agents and employees, from and against any and all claims, demands, costs and expenses of every kind and nature other than those resulting from Sublandlord’s or such party’s gross negligence or willful misconduct or breach of its obligations under this Sublease, including attorneys’ fees and litigation expenses, arising from Subtenant’s use or occupancy of the Premises, Subtenant’s construction of any leasehold improvements in the Premises or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any act or neglect of Subtenant or its agents, officers, employees, guests, servants, invitees or customers in or about the Premises. In case any such proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.
     12. Waiver of Subrogation. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, shareholders, agents and employees of each of them, and Subtenant and Landlord, by reason of its consent to this Sublease, each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and its agents and employees of each of them for any loss or damage that may occur to the Premises or the premises covered by the Prime Lease, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is recoverable under policies required hereunder or actually recovered under said insurance policies.
     13. Brokerage Commissions. Each party hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with this Sublease, excepting only Cornish & Carey Commercial (representing Subtenant) and Grubb & Ellis (representing Sublandlord) whose commission shall be paid by Sublandlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder’s or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.
     14. Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant’s assigns.
     15. Entire Agreement. This Sublease contains all the terms, covenants, conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.
     16. Notices.
     (a) In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible, deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.
     (b) Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Premises shall be in writing and shall not be effective for any purpose unless the same shall be served (i) by personal delivery with a receipt requested, (ii) by courier service, (iii) by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by delivery on the next business day) or (iv) by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by courier service, addressed as follows:

if to Sublandlord:	PayPal, Inc.
c/o eBay
2145 Hamilton Avenue
San Jose, CA 95125
Attention: Kevin Kearns, Senior Global Real Estate
Manager Fax: (408) 376-5945

with copy to:	PayPal, Inc.
2211 North First Street
San Jose, C A 95131
Attention: John Muller, General Counsel
Fax: (408) 967-9911

if to Subtenant:	Nuasis Corporation
260 Gish
San Jose, C A 95112
Attention: Chief Financial Officer
Fax: (408) 350-4999
Notices and demands shall be deemed to have been given two (2) days after mailing, if mailed, or, if made by personal delivery or by courier service, then upon such delivery. Either party may change its address for receipt of notices by giving notice to the other party.
     17. Authority of Subtenant. Subtenant and Sublandlord each represents and warrants to the other that this Sublease has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid, enforceable and binding agreement of such party and of each party constituting Subtenant, each of whom shall be jointly and severally liable hereunder in accordance with the terms hereof.
     18. Letter of Credit as Security. Subtenant has delivered to Sublandlord an unconditional and irrevocable letter of credit (“Letter of Credit”) in the amount of One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) (“Security Deposit”) in form and issued by a bank (“L-C Bank”) satisfactory to Sublandlord, as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. The L-C Bank issuing the Letter of Credit shall be a bank that accepts deposits, maintains accounts, has a local Santa Clara County office that will negotiate the letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Subtenant shall pay all expenses, points, or fees incurred by Subtenant in obtaining the Letter of Credit. The Letter of Credit shall by its terms expire not less than one year from the date issued, and shall provide for automatic one (1) year extensions unless Sublandlord is notified in writing not less than thirty (30) days prior to such expiration from the L-C Bank that the Letter of Credit will not be extended. In any event said Letter of Credit shall be renewed by Subtenant for successive periods of not less than one year each to and including the date that is thirty (30) days after the expiration date of this Sublease. The bank’s written renewal of the Letter of Credit shall in each case be delivered to

Sublandlord not less than thirty (30) days prior to the expiration date of the then outstanding Letter of Credit. Subtenant’s failure to so deliver, renew (including specifically but not limited to the delivery to Sublandlord of such renewal not less than thirty (30) days prior to expiration of the Letter of Credit) and maintain such Letter of Credit, shall constitute a default under this Sublease without any further notice. Subtenant shall ensure that at all times during the term of this Sublease and for thirty (30) days after expiration of the term, an unexpired Letter of Credit in the face amount of the Security Deposit or cash in the amount of the Security Deposit shall be in the possession of Sublandlord. Failure by Subtenant to have the letter of credit renewed or deliver any replacement Letter of Credit as required above shall entitle Sublandlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application as the Security Deposit under this Sublease. Subtenant shall not be entitled to interest for any period during which Sublandlord is holding cash as a Security Deposit nor shall Sublandlord be required to keep such cash Security Deposit separate from its general funds. Each Letter of Credit shall be for the benefit of Sublandlord and its successors and assigns, shall be expressly assignable or transferable, and shall entitle Sublandlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole solely upon presentation of a sight draft. Subtenant shall cooperate in any such assignment or transfer.
     If a default by Subtenant exists with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of rent, Sublandlord may draw under the Letter of Credit in part or in whole and use and apply the proceeds thereof or any cash or other Security Deposit for the payment of rent or any other past due amount or for any amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default or to compensate Sublandlord for any other loss or damages which Sublandlord may suffer by reason of Subtenant’s default. If any portion of the proceeds are to be used or applied, Subtenant shall, within five (5) business days after written demand therefor, restore the Security Deposit (by either a cash deposit or delivery of a replacement Letter of Credit) to its original amount and Subtenant’s failure to do so shall be a default and material breach of this Sublease. Any cash Security Deposit which Sublandlord is holding at the expiration of the Sublease term, or any balance thereof, and any outstanding Letter of Credit shall be returned to Subtenant (or at Sublandlord’s option to the last assignee of Subtenant’s interest hereunder) by the later to occur of sixty (60) days after the expiration of the Sublease term and Subtenant’s vacation of the premises.
     Sublandlord may deliver the funds deposited hereunder by Subtenant to the transferee or assignee of Sublandlord’s interest in the Premises or Building, in the event that such interest is transferred or assigned, and thereupon Sublandlord shall be discharged from any further liability with respect to such Security Deposit.
     19. Personal Property Lease.
     (a) Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord, for the additional rental of One Dollar ($1.00) annually, the Personal Property (hereinafter defined) on the terms and conditions of this Paragraph and the other provisions of this Sublease. The term “Personal Property” means the property identified on Exhibit C hereto. This lease of Personal Property shall terminate at any time the Sublease expires or earlier terminates.
     (b) Subtenant shall maintain the Personal Property in its existing condition, ordinary wear and tear excepted at its sole cost and expense. Subtenant shall bear the entire risk of loss or damage to the Personal Property during the term of this Sublease and, without limiting other provisions of the Prime Lease relating to insurance, Subtenant shall insure the Personal Property at all times against risks of loss or damage by fire, theft and such other risks as may be covered by the insurance generally carried by Subtenant in respect of its personal property located on the Premises. All insurance proceeds shall be payable to Subtenant, and Subtenant shall be entitled to all insurance proceeds payable on account of the Personal Property in the event of a loss; provided, however, that in the event of a termination of this Lease prior to the end of the initial term hereof occurring by reason of fire or casualty, Subtenant shall pay to Sublandlord, from the insurance proceeds payable to Subtenant in respect of the Personal Property, an amount equal to the remaining unamortized cost of the Personal Property, as of the date of casualty, determined on a straight-line basis over a period of five years beginning on the date the Sublandlord originally placed the same in service. Subtenant may not remove the Personal Property from the Premises without the consent of Sublandlord. During the term of this Sublease, Subtenant shall not grant any security interest in the Personal Property or in any other manner pledge, hypothecate, mortgage or otherwise encumber the Personal Property or its interest in the Personal Property.
     (c) Simultaneously with the execution and delivery of this Sublease, if requested by Sublandlord, and thereafter from time to time upon request by Sublandlord, Subtenant shall execute and deliver to Sublandlord UCC financing statements and such other documentation acceptable to Sublandlord evidencing Sublandlord’s ownership of the Personal Property and Subtenant’s agreements under this provision. Subtenant shall not remove from the Personal Property any identification of Sublandlord’s ownership of the Personal Property.
     (d) Subtenant shall pay all taxes in connection with its lease of the Personal Property, whether or not such taxes are imposed on Sublandlord or Subtenant.
     (e) Upon termination of the lease of Personal Property, except upon expiration or earlier termination of the term of Sublease (other than termination based on a default by Subtenant), Subtenant shall return the Personal Property to Sublandlord in the condition in which it was leased to Subtenant, ordinary wear and tear excepted. Upon the scheduled expiration of the initial term or earlier termination of the term of Sublease (other than termination based on a default by Subtenant), this Sublease shall act as a bill of sale and the Personal Property shall be deemed conveyed to Subtenant. This lease of Personal Property and any conveyance of Personal Property are made AS-IS, WHERE-IS, without any warranty of merchantability or suitability for any particular purpose, all rights being waived by Subtenant. Sublandlord hereby represents that it has good and valid unencumbered title to the Personal Property.

     (f) This lease of Personal Property shall not be assignable, and Subtenant may not further lease or sublease any of the Personal Property or allow use by subtenants of the Premises (other than Permitted Transferees); provided, however, Subtenant shall be entitled to assign its interest in the Personal Property under this lease to the assignee of Subtenant’s interest under this lease if the assignment has been approved by Sublandlord. If this lease of Personal Property is not assigned to such assignee (not including in any case, a Permitted Transferee), the lease of Personal Property shall terminate.
     (g) Sublandlord may discharge liens or security interests placed on the Personal Property, may grant security interests in such Personal Property (subject to this Sublease), and may pay for the maintenance, repair and preservation of the Personal Property, and charge Subtenant therefor, if Subtenant has failed to do so as required.
     20. Equipment Use. Subtenant is granted a non-exclusive, irrevocable license for the use of the following equipment during the term of this Sublease, at a charge to Subtenant as described below, on the terms and conditions hereinafter set forth:
1.	All security cameras throughout the premises and the camera controller and server that records video activity located in the server room. (This system will be shared with a new third-floor tenant.)

2.	The Keri Proximity Key Entry Access System and Ademco alarm panel is located in the server room. (This system will be shared with a new third-floor tenant.)

3.	The two 20-ton Liebert computer room air conditioners, along with the rooftop condensers.

4.	The Onan engine generator, natural gas powered, shall be left connected and in place on the roof. (This system will be shared with a new third-floor tenant.)
On behalf of Subtenant, Sublandlord will employ one or more third-party contractors to administer, monitor, maintain, repair or operate the equipment described as Items 1 through 4 above. Subtenant will pay Subtenant’s Share of all costs and expenses of such third party contractors, costs and expenses of a nature included in Base Operating Costs, and any additional costs to insure, repair and replace such equipment incurred by Sublandlord during the term of the Sublease, and shall pay Sublandlord within thirty (30) days after being billed for such costs and expenses. Subtenant shall not be responsible for Subtenant’s Share of any repair or replacement costs which are capital in nature; provided, however, Sublandlord shall not be obligated to make any such repairs or replacements for which Subtenant does not pay Subtenant’s Share. If any equipment (including any component) described above becomes obsolete, it is not reasonable to repair such equipment (or any component), or any repair or replacement would be capital in nature, Sublandlord may discontinue use of the equipment (or component) and employment of a contractor and shall have no further obligations with respect to any such equipment (or component), in which case Subtenant’s license shall terminate. Subtenant shall have no obligation to remove such equipment upon expiration or earlier termination of this Sublease.

Subtenant is granted an exclusive, irrevocable license during the term of this Sublease to use the following equipment without charge to Subtenant:
1.	The Nortel Meridian PBX Option 11 phone system with 400-station capacity located in server room and all telephone sets for the first and second floors.

2.	All cabinets in the Data Center and IT rooms on the first and second floors, except for those cabinets that contain the UPS and APC distributed system, shall remain in the Data Center.

3.	Racks in positions N1 to N10, and P1 to P3, together with the data cabling run between these racks and patch panels associated with these cables, all related Panduit equipment and fiber distribution boxes, and any power distribution strips attached to these racks.
Sublandlord shall have no liability to Subtenant for the failure of any equipment described above in this Section 20 or inability to use such equipment.
Subtenant shall be responsible for all repair, maintenance and replacement of such equipment as it requires for its operation. No such equipment may be removed from the Premises.
All data and phone lines shall be in good condition and repair. Sublandlord and Subtenant will work together to identify all phone and data cables.
The following equipment is not provided by Sublandlord to Subtenant:
1.	UPS units and the integrated APC and cabinetry in Data Center.

2.	Network equipment located in the cabinetry in the Data Center and IT rooms on the first and second floor.
Subtenant understands that servers and computers used for the equipment described above may be located in the Premises, and Sublandlord and its contractors will require access thereto to administer, monitor, operate, maintain, repair or replace equipment for the benefit of Subtenant and tenants of the third floor. Sublandlord shall have the right to enter the Premises for such purposes after having given Subtenant notice in order to give Subtenant an opportunity to have the Sublandlord representative escorted by a representative of Subtenant. In the event of an emergency after normal business hours, Sublandlord shall have unescorted access to the Premises for such purposes. In case of construction activity, Sublandlord shall use reasonable efforts to notify Subtenant in advance of the need to enter the Premises to perform such work. Sublandlord shall consult with Subtenant to determine Subtenant’s needs for advance notice, security and confidentiality related to entry by Sublandlord and contractors in performing work
     21. Consent of Landlord. The obligations of Sublandlord and Subtenant under this Sublease are conditioned and contingent upon the Landlord consenting hereto by executing and delivering Landlord’s consent to this Sublease by April 7, 2004. In the event Landlord’s consent is not obtained for any reason by April 7, 2004, as evidenced by its execution and delivery of this Sublease, this Sublease shall automatically terminate and become null and void, and neither Sublandlord nor Subtenant shall have any further obligations or liability to each other with respect to this Sublease, the Premises or the negotiations of the parties.
     22. Use of Lobby for Receptionist. During the term of this Sublease, Subtenant shall have a non-exclusive, irrevocable license during the term hereof to use a portion of the lobby area as shown on Exhibit D hereto for a receptionist. Subtenant shall keep such lobby area clean and may not use it for any purpose other than receiving visitors and directing them to Subtenant’s offices.
     23. Parking. Subtenant is granted an exclusive, irrevocable license during the term of this Sublease to use 55 unreserved parking spaces in the Building, together with use of wireless remote control entry devices to use such spaces. Such remote control devices shall be returned to Sublandlord upon expiration or termination of the Sublease.
     24. Extension Option. Subject to the provisions hereinafter set forth, Sublandlord hereby grants to Subtenant an option to extend the term of this Sublease on the same terms, conditions and provisions as contained in this Sublease (including payment of Rent Adjustment and Subtenant’s Share where required), to be co-extensive with the initial term of the Prime Lease, ending June 30, 2012 (the “Extension Period”), which Extension Period shall commence on the fourth (4th) anniversary of the Commencement Date (the “Extension Period Commencement Date”).
     (a) Said option shall be exercisable by written notice from Subtenant to Sublandlord of Subtenant’s election to exercise said option given not later than the date which is six (6) months prior to the Extension Period Commencement Date, time being of the essence (the “Exercise Notice”). If Subtenant’s option is not so exercised, said option shall thereupon expire.
     (b) Subtenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Subtenant’s exercise of said option and on the Extension Period Commencement Date this Sublease is in full force and effect and Subtenant is not in default under this Sublease.
     (c) Base Rent-per square foot of rentable area of the Premises payable during the Extension Period with respect to all space included in the Premises as of the Extension Period Commencement Date shall be equal to the Market Rental Rate (as hereinafter defined), but in no event shall rent be less than the Base Rent per square foot of rentable area payable by Subtenant immediately prior to the expiration of the initial term of this Sublease. Sublandlord shall give Subtenant written notice of the Market Rental Rate within ten (10) days following receipt of the Exercise Notice but Sublandlord is not obligated to give notice of Market Rental Rate more than nine (9) months prior to the Extension Period Commencement Date.

     (d) If Subtenant has validly exercised said option and such rent has been determined, then within thirty (30) days after request by either party hereto Sublandlord and Subtenant shall enter into a written amendment to this Sublease confirming the rent applicable to the Extension Period as determined in accordance herewith, with such revisions to the rental provisions of this Sublease as may be necessary to conform such provisions to the Market Rental Rate.
     (e) The term “Market Rental Rate” per square foot of rentable area shall mean the prevailing market triple net rental rate determined on an annual basis in downtown Mountain View, California, for comparable office space which has been built out for occupancy (taking into consideration the duration of the terms for which such space is being leased, location and/or floor level within the applicable building, when the applicable rate first becomes effective, quality and location of the applicable building, parking, rental concessions and other comparable factors) for terms commencing on or about the Extension Period Commencement Date. If Subtenant disagrees with Sublandlord’s determination of Market Rental Rate (which Subtenant must do, if at all, in writing setting forth Subtenant’s determination of Market Rental Rate within ten (10) business days after notice of Sublandlord’s determination of Market Rental Rate) and if the parties cannot agree on the Market Rental Rate within ten (10) business days thereafter, then such dispute shall be determined by arbitration as hereinafter provided. Sublandlord and Subtenant will each select an arbitrator who shall be disinterested and shall be a person that has been actively engaged in the development or leasing of first-class office buildings in the Mountain View, California, area for a period not less than five (5) years immediately preceding his or her appointment. Sublandlord and Subtenant shall each simultaneously submit to the arbitrators a determination of Market Rental Rate. (If no submittal is made, the parties shall be deemed to have submitted their original determinations.) The arbitrators shall be directed as promptly as possible to select from the two determinations submitted by Sublandlord and Subtenant the one that is closer to the Market Rental Rate as determined by the arbitrators, and said selection shall thereafter be deemed the Market Rental Rate. If the two arbitrators so appointed fail to agree as to which of the determinations submitted by Sublandlord and Subtenant is closest to the actual Market Rental Rate, the two arbitrators shall appoint a third arbitrator, using the criteria described above, to decide upon which of the two determinations submitted is closest to the actual Market Rental Rate. The cost of the foregoing arbitration process shall be borne by the losing party. If no determination is made prior to the date for commencement of payment of rent for which Market Rental Rate must be determined, then Sublandlord’s determination shall be used until the arbitration is completed. If a different rental is later determined, Subtenant shall pay any deficiencies, or Sublandlord shall refund any overpayment to Subtenant.
     (f) Subtenant shall not have any option to extend the term of this Sublease beyond the expiration of the Extension Period.

     25. Signage.
     (a) During the Term of this Sublease, and subject to the requirements of applicable laws, and documents of record and any consents required by the Prime Lease from Landlord, (i) Subtenant shall be entitled to identification on the exterior of the Building (“Exterior Sign”) of a size, design and location acceptable to Sublandlord, Subtenant, and Landlord, and (ii) use the Exterior Sign solely for Subtenant’s name and logo to identify Subtenant’s occupancy in the Building, together with Sublandlord or other occupants of the Building. Upon termination of Subtenant’s rights to the Exterior Sign, at Sublandlord’s option, Subtenant shall remove all Subtenant identification, at Subtenant’s expense.
     (b) During the term of the Sublease, Subtenant shall be entitled to an identifying sign (“Lobby Sign”) on the walls in the ground floor elevator lobby of a size, design and in a location acceptable to Sublandlord, Subtenant, and Landlord, solely for Subtenant’s name and logo to identify Subtenant’s occupancy in the Building. Sublandlord shall install such sign. Upon expiration or termination of the Sublease, Subtenant shall, remove the Lobby Sign and restore the wall to its previous condition.
     26. Sublandlord Representations and Covenants.
     (a) Sublandlord represents to Subtenant that (A) the Prime Lease is in full force and effect, (B) the copy of the Prime Lease which is attached to this Sublease as Exhibit A is a true, correct and complete copy of the Prime Lease, (C) except as set forth below in this paragraph with regard to the Dispute, to Sublandlord’s best knowledge, no default exists on the part of Sublandlord, or does there exist any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default, (D) to Sublandlord’s best knowledge, there are no pending or (except as set forth below in this paragraph with regard to the Dispute) threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, adversely affect the Sublease Premises or the ability of Sublandlord to perform its obligations under the Sublease, and Sublandlord is not aware of any facts which might result in any actions, suits or proceedings, and (E) to Sublandlord’s best knowledge (x) Sublandlord has not discharged, disposed of or released any Hazardous Materials in or about the Premises or Building except in compliance with applicable laws and no action, proceeding, or claim is pending, or threatened concerning any Hazardous Materials arising in connection with Sublandlord’s use of the Premises or Building, and (y) Sublandlord has not transported, stored, used, manufactured, emitted, disposed of or released, or exposed to its employees or others to, Hazardous Materials on or about the Premises or Building in violation of any law, rule, regulation, treaty or statute promulgated by any governmental authority. A dispute exists between Sublandlord and Landlord relating to leasing certain space on the first floor, which could result in litigation between Landlord and Sublandlord (the “Dispute”). The effect of the Dispute or any alleged default arising in connection with the Dispute is not able to be determined at this time by Sublandlord.

     (b) Subtenant shall peacefully have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease and subject to the Prime Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein. If Landlord seeks to terminate the Prime Lease because of a default or alleged default by Sublandlord under the Prime Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall take all action not inconsistent with this Sublease which is reasonably required to reinstate the Prime Lease. In the event that Sublandlord defaults in the performance or observance of any of Sublandlord’s obligations under this Sublease or receives a notice of default from Landlord under the Prime Lease, then Subtenant shall give written notice to Sublandlord specifying in what manner Sublandlord has defaulted. If such default shall not be cured within a reasonable time, but in no event later than thirty (30) days after Sublandlord’s receipt of such written notice from Subtenant (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled, at Subtenant’s option, to cure such default and promptly collect from Sublandlord Subtenant’s reasonable expenses in so doing (including, without limitation, reasonable attorneys’ fees and court costs) unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant’s costs to cure the default). Subtenant shall not be required to wait the entire cure period provided for herein if earlier action is required to prevent a termination by Landlord of the Prime Lease and Sublandlord has failed to take such earlier action. Nothing contained herein shall entitle Subtenant to act on behalf of Sublandlord or in Sublandlord’s name.

     (c) If, without the fault of Sublandlord hereunder the Prime Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant. To the extent that the Prime Lease grants Sublandlord any discretionary right to terminate the Prime Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall not exercise such right without the prior written consent of the Subtenant which may be withheld by Subtenant in its sole and absolute discretion.
     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date aforesaid.

SUBLANDLORD:

PayPal, Inc., a Delaware corporation

By:	/s/ John D. Muller

Its: V.P., General Counsel

SUBTENANT:

Nuasis Corporation, a Delaware corporation

By:	/s/ Edward V. Lauing

Its: President & CEO